Exhibit 10.4

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

PRIMO WATER CORPORATION

2019 OMNIBUS LONG-TERM INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Primo Water Corporation (the “Company”) hereby grants, pursuant to the provisions of the Company’s 2019 Omnibus Long-Term Incentive Plan (the “Plan”), to the Grantee designated in this Notice of Grant of Restricted Stock Unit Award (the “Notice”) the number of shares of the Common Stock of the Company set forth in the Notice, subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Unit Award (the “Agreement”).

Grantee:           [__________]

Grant Date:     [__________]

# of Restricted Stock Units:     [__________]

Purchase Price: Subject to the withholding provisions of Section 5 of the Terms and Conditions, this Restricted Stock Unit Award does not require the Grantee to pay any purchase price or other cash consideration in connection with this Award, including the issuance or delivery of Common Stock upon vesting of the Award. The Grantee’s service to the Company during the Restricted Period is deemed to be the consideration for the Restricted Stock Units.

Vesting Schedule: Subject to the provisions contained in Sections 4, 5 and 6 of the Terms and Conditions, this Restricted Stock Unit Award shall vest, and the applicable restrictions set forth in the Terms and Conditions shall lapse in accordance with the following schedule, in the event the Grantee does not have a Separation from Service prior to the applicable vesting date:

Date of Vesting	Cumulative Amount Vested

[First Anniversary of Grant Date	25%
Second Anniversary of Grant Date	50%
Third Anniversary of Grant Date	75%
Fourth Anniversary of Grant Date	100%]

If the number of Restricted Stock Units vesting as of a vesting date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward.

Acceleration of Vesting: Notwithstanding the foregoing Vesting Schedule, the Restricted Stock Unit Award shall be deemed fully vested and no longer subject to forfeiture in the event of the Grantee’s death or Disability. Further, vesting of the Restricted Stock Unit Award shall be accelerated in accordance with the terms of any applicable employment, change in control or similar agreement between the Grantee and the Company or an Affiliate which is in effect during the Restricted Period (the “Employment Agreement”).

Forfeiture: Except as set forth in the foregoing paragraph or in any Employment Agreement, the Grantee’s rights in all or any portion of the Restricted Stock Unit Award on which the restrictions have not otherwise lapsed shall be forfeited in full in the event of the Grantee’s Separation from Service for any reason.

By signing below, the Grantee agrees that this Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Company’s 2019 Omnibus Long-Term Incentive Plan and the attached Terms and Conditions.

*          *          *          *

Grantee	Primo Water Corporation

By:
Title:
Date:	Date:

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

These Terms and Conditions of Restricted Stock Unit Award relate to the Notice of Grant of Restricted Stock Unit Award (the “Notice”) attached hereto, by and between Primo Water Corporation (the “Company”), and the person identified in the Notice (the “Grantee”).

The Board of Directors of the Company has authorized and approved the 2019 Omnibus Long-Term Incentive Plan (the “Plan”), which has been approved by the Company’s stockholders. The Committee has approved an award to the Grantee of a number of shares of the Company’s Common Stock, conditioned upon the Grantee’s acceptance of the provisions set forth in the Notice and these Terms and Conditions within 60 days after the Notice and these Terms and Conditions are presented to the Grantee for review. For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Affiliate.

1.     Grant of Restricted Stock Units.

(a)     As of the Grant Date set forth in the Notice of Grant, the Company grants to the Grantee the number of Restricted Stock Units set forth in the Notice of Grant (the “Units”), which represent shares of the Company’s Common Stock. The Units are subject to the restrictions set forth in Section 2 of this Agreement, these Terms and Conditions, the provisions of the Plan and the other provisions contained in these Terms and Conditions.

(b)     The Units granted under this Agreement shall be reflected in a bookkeeping account maintained by the Company during the Restricted Period. If and when the restrictions set forth in Section 2 expire in accordance with the terms of this Agreement, and upon the satisfaction of all other applicable conditions as to the Units, such Units (and any related Dividend Units described in Section 1(c) below) not forfeited pursuant to Section 4 hereof shall be settled in cash or shares of Common Stock as provided in Section 1(e) of this Agreement and otherwise in accordance with the Plan.

(c) With respect to each Unit, whether or not vested, that has not been forfeited (but only to the extent such award of Units has not been settled for cash or Common Stock), the Company shall, with respect to any cash dividends paid on the Common Stock, accrue and credit to the Grantee’s bookkeeping account a number of Units having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to such Unit if it were an outstanding share of Common Stock (the “Dividend Units”). These Dividend Units thereafter shall (i) be treated as Units for purposes of future dividend accruals pursuant to this Section 1(c); and (ii) vest in such amounts (rounded to the nearest whole Unit) at the same time as the Units with respect to which such Dividend Units were received. Any dividends or distributions on Common Stock paid other than in cash shall accrue in the Grantee’s bookkeeping account and shall vest at the same time as the Units in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Common Stock).

(d)     The Company’s obligations under this Agreement (with respect to both the Units and the Dividend Units, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Grantee under this Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the Units shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed, any Company policy and any applicable federal or state securities law.

(e)     Except as otherwise provided in this Agreement, settlement of the Units in accordance with the provisions of this Section 1(e) shall be delivered as soon as practicable after the end of the Restricted Period, and upon the satisfaction of all other applicable conditions as to the Units (including the payment by the Grantee of all applicable withholding taxes). The Units so payable to the Grantee shall be paid solely in shares of Common Stock, solely in cash based on the Fair Market Value of the Common Stock (determined as of the first business day next following the last day of the Restricted Period), or in a combination of the two, all as determined by the Committee in its sole discretion.

2.     Restrictions.

(a)     The Grantee shall have no rights as a stockholder of the Company by virtue of any Unit unless and until such Unit vests and resulting shares of Common Stock are issued to the Grantee.

(b)       None of the Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, except as may be permitted by the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan.

(c)     Any attempt to dispose of the Units or any interest in the Units in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

3.     Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the Units, or such applicable portion of the Units, are deemed vested under the schedule set forth in the Notice. Subject to the provisions contained in Section 4, 5 and 6, the Units shall be deemed vested and no longer subject to forfeiture under Section 4 upon expiration of the Restricted Period, and the satisfaction of all other applicable conditions as to the Units (including the payment by the Grantee of all applicable withholding taxes).

4.     Forfeiture. Subject to Section 6 hereof, if during the Restricted Period (i) the Grantee incurs a Separation from Service, (ii) there occurs a material breach of the Notice or these Terms and Conditions by the Grantee, or (iii) the Grantee fails to meet the tax withholding obligations described in Section 5(b) hereof, all rights of the Grantee to the Units that have not vested in accordance with Section 3 as of the date of such termination shall terminate immediately and be forfeited in their entirety.

5.     Withholding.

(a)     The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Units.

(b)     The Grantee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of the Plan.

(c)     Subject to any administrative rules prescribed by the Committee, the Grantee shall have the right to elect to meet any withholding requirement, or the Company may require such obligations (up to maximum statutory rates) to be satisfied, in whole or in part, (i) by having withheld from this Award at the appropriate time that number of whole shares of Common Stock whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

6.     Committee’s Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion under the Plan to waive any forfeiture of the Units as set forth in Section 4 hereof, the Restricted Period and any other conditions set forth in this Agreement.

7.     Defined Terms. Capitalized terms used but not defined in the Notice and Agreement shall have the meanings set forth in the Plan, unless such term is defined in any Employment Agreement between the Grantee and the Company or an Affiliate. Any terms used in the Notice and Agreement, but defined in the Grantee’s Employment Agreement are incorporated herein by reference and shall be effective for purposes of the Notice and these Terms and Conditions without regard to the continued effectiveness of the Employment Agreement.

8.     Nonassignability. The Units may not be sold, assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Grantee is treated as the owner under Sections 671 through 677 of the Code), pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such Units, as set forth in the Notice and Agreement, have lapsed or been removed.

9.     Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Restricted Stock Unit Award.

10.   Regulatory Restrictions on the Units. Notwithstanding any other provision of the Plan, the obligation of the Company to issue Common Stock in connection with this Award under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to these Terms and Conditions prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

11.   Miscellaneous.

(a)     Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under these Terms and Conditions shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

(b)     Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms and Conditions shall not operate or be construed as a waiver of any other or subsequent breach.

(c)     Entire Agreement. These Terms and Conditions, the Notice, the Plan and any Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

(d)     Binding Effect; Successors. These Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms and Conditions, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)     Governing Law. The Notice and these Terms and Conditions shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Delaware General Corporation Law shall be governed by such law.

(f)     Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.

(g)     Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms and Conditions in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. Further, in the event of any conflict between the provisions of this Agreement and any Employment Agreement, the provisions of such Employment Agreement shall control. The Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Restricted Stock Unit Award.

(h)     No Right to Continued Employment. Nothing in the Notice or these Terms and Conditions shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(i)     Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.